Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES FIRST QUARTER TRANSITION PERIOD 2014 RESULTS

RUTLAND, VERMONT (August 27, 2014) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for its first quarter of the eight-month transition period ending December 31, 2014 (“transition period 2014”).

Highlights for the quarter included:

•	Revenue growth for the current quarter was $12.8 million, or 10.0 percent, from the same quarter last year.

•	Overall solid waste pricing growth for the current quarter was 0.8 percent, primarily driven by positive collection pricing growth of 1.6 percent as a percentage of collection revenues.

•	Adjusted EBITDA* was $29.9 million for the current quarter, up $1.2 million from the same quarter last year.

•	The company reaffirms its Revenue and Adjusted EBITDA guidance ranges for its transition period 2014, and updates its estimate of Capital Expenditures for the same period.

“We had a solid first quarter, with positive results primarily driven by management’s continued execution of our four key strategies - sourcing incremental landfill volumes; improving collection route profitability; furthering our long-term Eastern region strategy to improve our business positioning and margins; and driving revenue growth through our customer solutions offerings,” said John W. Casella, Chairman and Chief Executive Officer of Casella Waste Systems.

“In particular, we had a strong quarter at our landfills, where we added 134,000 more tons than we did in the prior year period as the result of continued execution of our focused landfill sales strategy and improving market conditions,” Casella said. “Over the past 15 months, we have driven strong financial results by sourcing an additional 480,000 tons per year of volumes to our landfills.”

“We are on track with the plan that we announced in late-June to drive additional free cash flow in calendar year 2015 through further asset repositioning, the performance of final clean-up and closure activities at three sites, and investing in key infrastructure to enable further growth and cost reductions during the transition period 2014,” Casella said. “While we’re happy with our progress, we still have quite a bit of work to do as a team to drive higher cash flows and returns for our investors. An area of increased focus is on improving our operating efficiencies and cost of service in the hauling line-of-business through fleet upgrades, improved routing, and on-route selling.”

For the quarter ended July 31, 2014, revenues were $141.4 million, up $12.8 million, or 10.0 percent, from the same quarter last year, with revenue growth mainly driven by higher disposal volumes, higher solid waste collection pricing, customer solutions growth, and acquisition activity. Solid waste pricing growth of 0.8 percent was primarily driven by positive collection pricing growth of 1.6 percent as a percentage of collection revenues, with residential and commercial pricing growth of 1.9 percent.

Operating income was $9.3 million for the quarter ended July 31, 2014, compared to $9.7 million for the same quarter last year. Adjusted EBITDA was $29.9 million for the quarter, up $1.2 million from the same quarter last year.

The company’s net loss attributable to common stockholders was ($0.3) million, or ($0.01) per share for the quarter ended July 31, 2014, compared to ($0.2) million, or ($0.00) per share for the same quarter last year.

Outlook for the Transition Period 2014

After a solid start and better visibility, the company reaffirmed its operating guidance for the 8-month transition period ending December 31, 2014 in the following categories:

•	Revenues between $356.0 million and $366.0 million, as compared to $340.1 million for the 8-month period ended December 31, 2013.

•	Adjusted EBITDA between $71.0 million and $75.0 million, as compared to $72.1 million for the 8-month period ended December 31, 2013.

The company updated its Capital Expenditure guidance for its transition period 2014:

•	Capital Expenditures between $53.0 million and $57.0 million (including between $13.0 million and $17.0 million of capital associated with new contracts and infrastructure development), payments on operating leases of roughly $5.0 million, and capping, closure and environmental remediation payments of roughly $9.0 million.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, as well as losses on divestiture (Adjusted EBITDA) which is a non-GAAP measure. The company also discloses earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, , fiscal year-end transition costs, as well as losses on divestiture (Adjusted Operating Income) which is a non-GAAP measure. The company also discloses Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from non-controlling interest holders, which is a non-GAAP measure. Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

The company presents Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” represents its on-going performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA, Adjusted Operating Income and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239, media contact Joseph Fusco, Vice President at (802) 772-2247, or visit the company’s website at http://www.casella.com.

Conference call to discuss quarter

The Company will host a conference call to discuss these results on Thursday, August 28, 2014 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 83695037) until 11:59 p.m. ET on Thursday, September 4, 2014.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: adverse weather conditions that have negatively impacted and may continue to negatively impact our revenues and our operating margin; current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to increase volumes at our landfills or improve our route profitability; our need to service our indebtedness may limit our ability to invest in our business; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; and we may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2014.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except amounts per share)

	Three Months Ended
	July 31,	July 31,
	2014	2013
Revenues	$141,387	$128,558

Operating expenses:
Cost of operations	98,766	88,419
General and administration	16,840	15,078
Depreciation and amortization	16,368	15,197
Environmental remediation charge	75	—
Severance and reorganization costs	—	107
Expense from divestiture, acquisition and financing costs	—	20

	132,049	118,821

Operating income	9,338	9,737

Other expense/(income), net:
Interest expense, net	9,463	9,347
Loss from equity method investments	—	977
Gain on derivative instruments	(69)	(654)
Other income	(192)	(138)

Other expense, net	9,202	9,532

Income from continuing operations before income taxes and discontinued operations	136	205
Provision for income taxes	290	319

Loss from continuing operations before discontinued operations	(154)	(114)

Discontinued operations:
Income from discontinued operations, net of income taxes (1)	—	329
Loss on disposal of discontinued operations, net of income taxes (1)	—	(378)

Net loss	(154)	(163)

Less: Net income attributable to noncontrolling interests	136	28

Net loss attributable to common stockholders	$(290)	$(191)

Weighted average common shares outstanding	40,123	39,662

Net loss per common share	$(0.01)	$(0.00)

Adjusted EBITDA (2)	$29,942	$28,734

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 31,	April 30,
	2014	2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,595	$2,464
Restricted cash	76	76
Accounts receivable - trade, net of allowance for doubtful accounts	59,212	52,603
Other current assets	17,022	15,662

Total current assets	78,905	70,805

Property, plant and equipment, net of accumulated depreciation and amortization	403,306	403,424
Goodwill	119,139	119,139
Intangible assets, net	12,733	13,420
Restricted assets	703	681
Investments in unconsolidated entities	16,752	16,752
Other non-current assets	25,064	25,676

Total assets	$656,602	$649,897

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$877	$885
Accounts payable	47,372	51,788
Other accrued liabilities	42,226	37,073

Total current liabilities	90,475	89,746

Long-term debt and capital leases, less current maturities	511,192	507,134
Other long-term liabilities	62,551	61,554

Total stockholders’ deficit	(7,616)	(8,537)

Total liabilities and stockholders’ deficit	$656,602	$649,897

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended
	July 31,	July 31,
	2014	2013
Cash Flows from Operating Activities:
Net loss	$(154)	$(163)
Income from discontinued operations, net	—	(329)
Loss on disposal of discontinued operations, net	—	378
Adjustments to reconcile net loss to net cash provided by operating activities - Gain on sale of property and equipment	(25)	(164)
Depreciation and amortization	16,368	15,197
Depletion of landfill operating lease obligations	3,134	2,627
Interest accretion on landfill and environmental remediation liabilities	832	1,046
Amortization of discount on senior subordinated notes	64	59
Loss from equity method investments	—	977
Gain on derivative instruments	(69)	(654)
Stock-based compensation expense	562	631
Excess tax benefit on the vesting of share based awards	(59)	63
Deferred income taxes	224	260
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(7,296)	(402)

Net Cash Provided by Operating Activities	13,581	19,526

Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	—	(29)
Acquisition related additions to property, plant and equipment	(45)	(1,072)
Additions to property, plant and equipment	(16,881)	(13,407)
Payments on landfill operating lease contracts	(962)	(1,982)
Payments related to investments	—	(2,148)
Proceeds from sale of property and equipment	163	284

Net Cash Used In Investing Activities	(17,725)	(18,354)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	38,300	29,890
Principal payments on long-term debt	(34,314)	(29,310)
Payments of financing costs	(1)	(359)
Proceeds from the exercise of share based awards	143	—
Excess tax benefit on the vesting of share based awards	59	(63)

Net Cash Provided By Financing Activities	4,187	158

Net Cash Provided By (Used In) Discontinued Operations	88	(166)

Net increase in cash and cash equivalents	131	1,164
Cash and cash equivalents, beginning of period	2,464	1,755

Cash and cash equivalents, end of period	$2,595	$2,919

Supplemental Disclosures:
Cash interest	$1,868	$1,902
Cash income taxes, net of refunds	$61	$720

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands)

Note	1: Discontinued Operations

In fiscal year 2013, we initiated a plan to dispose of KTI BioFuels, Inc. (“BioFuels”), a construction and demolition material processing facility located in Lewiston, Maine, and as a result, the assets associated with BioFuels were classified as held-for-sale and the results of operations were recorded as loss from discontinued operations. Assets of the disposal group included certain inventory along with plant and equipment. In the three months ended July 31, 2013, we executed a purchase and sale agreement with ReEnergy Lewiston LLC (“ReEnergy”), pursuant to which we agreed to sell certain assets of BioFuels, which was located in our Eastern region, to ReEnergy. We agreed to sell the BioFuels assets for undiscounted purchase consideration of $2,000, which is being paid to us in equal quarterly installments over five years commencing November 1, 2013, subject to the terms of the purchase and sale agreement. The related note receivable is recorded as discontinued operations and included in other current assets and other non-current assets in the condensed consolidated balance sheets included herein. We recognized a $378 loss on disposal of discontinued operations in the three months ended July 31, 2013 associated with the disposition.

The operating results of these operations, including those related to prior years, have been reclassified from continuing to discontinued operations in the accompanying consolidated financial statements. Revenues and income before income taxes attributable to discontinued operations for the three months ended July 31, 2014 and 2013, respectively, are as follows:

	Three Months Ended July 31,
	2014	2013
Revenues	$—	$3,312
Income before income taxes	$—	$329

Note	2: Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on settlement of acquisition related contingent consideration, fiscal year-end transition costs, as well as losses on divestiture (Adjusted EBITDA), which is a non-GAAP measure. We also disclose earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on settlement of acquisition related contingent consideration, fiscal year-end transition costs, as well as losses on divestiture (Adjusted Operating Income), which is a non-GAAP measure. We also disclose Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from noncontrolling interest holders, which is a non-GAAP measure. Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow is reconciled to net cash provided by operating activities.

We present Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. We use these non-GAAP measures to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing our performance using the same financial metrics that our management team uses in making many key decisions and understanding how the core business and our results of operations may look in the future. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, or Free Cash Flow presented by other companies.

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net Loss:

	Three Months Ended
	July 31,	July 31,
	2014	2013
Net Loss	$(154)	$(163)
Income from discontinued operations, net	—	(329)
Loss on disposal of discontinued operations, net	—	378
Provision for income taxes	290	319
Other (income) expense, net	(261)	185
Interest expense, net	9,463	9,347
Expense from divestiture, acquisition and financing costs	—	20
Severance and reorganization costs	—	107
Environmental remediation charge	75	—
Depreciation and amortization	16,368	15,197
Fiscal year-end transition costs	195	—
Depletion of landfill operating lease obligations	3,134	2,627
Interest accretion on landfill and environmental remediation liabilities	832	1,046

Adjusted EBITDA (2)	$29,942	$28,734
Depreciation and amortization	(16,368)	(15,197)
Depletion of landfill operating lease obligations	(3,134)	(2,627)
Interest accretion on landfill and environmental remediation liabilities	(832)	(1,046)

Adjusted Operating Income (2)	$9,608	$9,864

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended
	July 31,	July 31,
	2014	2013
Net Cash Provided by Operating Activities	$13,581	$19,526
Capital expenditures	(16,881)	(13,407)
Payments on landfill operating lease contracts	(962)	(1,982)
Proceeds from sale of property and equipment	163	284

Free Cash Flow (2)	$(4,099)	$4,421

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three months ended July 31, 2014 and 2013 are as follows:

	Three Months Ended July 31,
	2014	% of Total Revenue	2013	% of Total Revenue
Collection	$60,011	42.4%	$58,213	45.3%
Disposal	40,092	28.4%	35,123	27.3%
Power generation	1,940	1.4%	2,041	1.6%
Processing	2,859	2.1%	2,951	2.3%

Solid waste operations	104,902	74.3%	98,328	76.5%
Organics	10,662	7.5%	9,877	7.7%
Customer solutions	13,351	9.4%	9,169	7.1%
Recycling	12,472	8.8%	11,184	8.7%

Total revenues	$141,387	100.0%	$128,558	100.0%

Components of revenue growth for the three months ended July 31, 2014 compared to the three months ended July 31, 2013 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$924	1.6%	0.9%	0.7%
Disposal	(145)	-0.4%	-0.1%	-0.1%

Solid Waste Yield	779		0.8%	0.6%

Collection	247		0.3%	0.2%
Disposal	4,970		5.1%	3.8%
Processing	(16)		-0.1%	0.0%

Solid Waste Volume	5,201		5.3%	4.0%

Fuel surcharge	82		0.1%	0.1%
Commodity price & volume	(174)		-0.2%	-0.1%
Acquisitions, net divestitures	1,614		1.6%	1.2%
Closed landfill	(928)		-0.9%	-0.7%

Total Solid Waste	6,574		6.7%	5.1%

Organics	785			0.6%

Customer Solutions	4,182			3.3%

			% of Recycling Operations
Recycling Operations:
Commodity price	623		5.6%	0.5%
Commodity volume	150		1.3%	0.1%
Commodity acquisition	515		4.6%	0.4%

Total Recycling	1,288		11.5%	1.0%

Total Company	$12,829			10.0%

Solid Waste Internalization Rates by Region:

	Three Months Ended July 31,
	2014	2013
Eastern region	53.4%	58.7%
Western region	79.8%	74.5%
Solid waste internalization	66.5%	66.5%

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Components of Capital Expenditures (1):

	Three Months Ended July 31,
	2014	2013
Landfill development	$6,786	$6,628
Vehicles, machinery, equipment and containers	9,241	5,034
Facilities	603	1,482
Other	251	263

Total Capital Expenditures	16,881	13,407

(1)	Does not include acquisition related capital expenditures, which are defined as costs of equipment added directly as a result of new business growth related to an acquisition.